UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

VECTOR INTERSECT SECURITY ACQUISITION CORP.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies: None
(2)	Aggregate number of securities to which transaction applies: None
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction: N/A
(5)	Total fee paid: N/A
☐	Fee paid previously with preliminary materials:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

VECTOR INTERSECT SECURITY ACQUISITION CORP.
65 CHALLENGER ROAD
RIDGEFIELD PARK, NJ 07660

TO THE STOCKHOLDERS OF
VECTOR INTERSECT SECURITY ACQUISITION CORP.:

As you know, Vector Intersect Security Acquisition Corp. is holding a special meeting of its stockholders on December 19, 2008 at 8:00 a.m., Eastern Time, at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, New York. At the meeting, you will be asked to consider and vote upon the following:

•	The proposed acquisition by a wholly-owned subsidiary of Vector of all of the outstanding securities of Cyalume Technologies, Inc. and the transactions contemplated by the stock purchase agreement dated February 14, 2008 and amended October 22, 2008, among Vector, the wholly-owned subsidiary of Vector, Cyalume, and GMS Acquisition Partners Holdings, LLC, the sole stockholder of Cyalume (as part of the acquisition, it is contemplated that acquisition subsidiary would merge into Vector promptly after the consummation of the transaction, resulting in Cyalume becoming a direct wholly-owned subsidiary of Vector);
•	Amending Vector’s Fourth Amended and Restated Certificate of Incorporation to change Vector’s corporate name to Cyalume Technologies Holdings, Inc.;
•	Amending Vector’s Fourth Amended and Restated Certificate of Incorporation to remove those provisions regarding certain procedural and approval requirements applicable to Vector prior to the consummation of a business combination that will no longer be operative upon consummation of the acquisition; and
•	The approval of any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies.

On or about December 8, 2008, Vector mailed to you a detailed proxy statement that contains a description of the proposed transaction. The first proxy supplement was sent to you by overnight messenger on or about December 15, 2008. The attached second supplement to the proxy statement contains additional information that further supplements the proxy statement. Vector urges you to read this second supplement, together with the proxy statement and first supplement previously sent to you regarding the proposed transaction, carefully and in its entirety. This proxy supplement is being sent to you by overnight messenger on or about December 17, 2008.

Vector is providing this second supplement to reflect, among other things, that certain principals of SCP Private Equity Management Company, LLC, an affiliate of certain of Vector’s officers and directors, will be making a loan to Cyalume of $1.0 million in the aggregate at closing. In addition, approximately $1.0 million of fees payable will be deferred at closing (excluding the $1,239,800 of deferred fees attributable to Rodman and Renshaw LLC, described immediately hereafter). In lieu of the $2,239,800 cash fee it would have been entitled to upon closing of the transaction with Cyalume, Rodman & Renshaw LLC, the representative of the underwriters in Vector’s initial public offering, agreed to take $250,000 in cash and $750,000 of shares of Vector’s common stock (93,750 shares) at closing and the remaining $1,239,800 in deferred cash payments. These arrangements have been made to comply with certain requirements relating to cash availability in connection with financing being provided to Cyalume by TD Bank, N.A. Finally, the Stock Purchase Agreement was amended such that the purchase price payable by GMS Acquisition Partners Holdings, LLC, the sole stockholder of Cyalume, will be paid in accordance with a schedule prepared by GMS and delivered to Vector prior to the closing.

Your vote is important.  Whether or not you expect to attend the special meeting in person, please complete, date and sign the proxy card enclosed with the proxy statement and mail it in the postage-paid envelope to ensure that your shares will be represented and voted at the special meeting. If you have already submitted your proxy card and do not wish to change your vote, there is no need to submit another proxy card in response to this first supplement to the proxy statement.

I look forward to seeing you at the meeting.

Sincerely,

Yaron Eitan
Chief Executive Officer

SUPPLEMENT NO. 2 DATED DECEMBER 18, 2008
TO
PROXY STATEMENT
DATED DECEMBER 3, 2008

VECTOR INTERSECT SECURITY ACQUISITION CORP.
65 CHALLENGER ROAD
RIDGEFIELD PARK, NJ 07660
SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 19, 2008

This second supplement is being mailed to the stockholders of record of Vector Intersect Security Acquisition Corp. (“Vector”) as of the close of business on November 28, 2008. The following information supplements and should be read in conjunction with the proxy statement dated December 3, 2008 of Vector relating to the proposed acquisition by a wholly-owned subsidiary of Vector of all of the outstanding securities of Cyalume Technologies, Inc. (“Cyalume”), which Vector mailed to you on or about December 8, 2008, and the first supplement which was provided to stockholders via overnight messenger on or about December 15, 2008. Cyalume is in the business of manufacturing and selling chemiluminescent products, retroreflective products, retroreflective/photoluminescent products, and other various products utilizing the electromagnetic spectrum to commercial, industrial and governmental customers.

Vector is providing this second supplement to reflect that:

1.	SCP Private Equity Management Company, LLC, an affiliate of certain of Vector’s officers and directors, will be making a loan to Cyalume of $1.0 million at closing. This loan will mature 5 years and six months from the date the loan is made, bears interest at a rate of 6% per year and is repayable in full prior to maturity only with the consent of TD Bank, N.A. Interest on the loan will accrue and be payable on maturity. The loan is subordinate to the obligations of Cyalume to TD Bank, N.A. and is not secured by the assets of Vector or Cyalume.
2.	Vector has made arrangements with certain of its and Cyalume’s creditors to defer payment of $1.0 million of expenses related to the transaction until after the closing of the transaction, which amount does not include $1,239,800 payable to Rodman & Renshaw LLC, and is also being deferred (described immediately below). The $1.0 million deferral is not embodied in any written agreement, but in oral arrangements with various creditors.
3.	Rodman & Renshaw LLC (“Rodman”), which acted as the representative of the underwriters in connection with Vector’s initial public offering, is entitled to receive the deferred portion of its underwriting compensation which was placed into trust ($2,239,800) upon closing of the transaction. Since the mailing of the proxy statement dated December 3, 2008, Rodman has agreed to receive $750,000 of its fee in shares of Vector’s common stock (a total of 93,750 shares, or a per share price of $8.00), $250,000 in cash and the remaining $1,239,800 in deferred cash payments. This will increase the number of shares outstanding at closing by 93,750, to approximately 16,100,565 (consisting of (i) 9,368,750 shares outstanding as of November 28, 2008, the record date, (ii) approximately 6,448,065 shares issued to GMS Acquisition pursuant to the Stock Purchase Agreement, (iii) 40,000 shares issued to Centurion Credit Group Master Fund L.P. (iv) 150,000 shares issued to SMH Capital Inc. and (v) 93,750 shares issued to Rodman & Renshaw LLC).
4.	The Stock Purchase Agreement (the “Stock Purchase Agreement”) dated February 14, 2008, and amended October 22, 2008, by and among Vector, Cyalume, GMS Acquisition Partners Holdings, LLC (“GMS”) and Cyalume Acquisition Corp., Vector’s wholly owned subsidiary, was amended such that payment of the purchase price consideration shall be pursuant to a schedule delivered by GMS to Vector, and to omit a provision that required the Company to pay proceeds of certain ongoing litigation of Cyalume, should any be recovered, to the members of GMS. The amendment does not effect the aggregate number of shares or other purchase price consideration issuable to the members of GMS pursuant to the Stock Purchase Agreement.

The arrangements set forth in paragraphs “1” through “3”, above, have been made to comply with certain requirements to close the loan by TD Bank, N.A. that Cyalume have a certain amount of cash available at closing.

The following unaudited pro forma condensed consolidated financial statements (both maximum and minimum approvals) reflect the effect of the foregoing transactions and the bridge loan (which was described in the proxy statement on page 21) proceeds that were used to purchase up to $12,000,000 of shares of Vector common stock from current holders of shares of common stock of Vector issued in Vector’s initial public offering and supersede the condensed consolidated financial statements contained in the proxy statement. All other pro-forma condensed consolidated financial statements contained in the proxy statement remain the same.

The following changes to the unaudited pro forma condensed consolidated financial statements (both maximum and minimum approvals) reflect the repayment of the bridge loan as of the closing of the transaction. The net effect of the bridge loan, as disclosed in footnote m., is to reduce cash available to the post closing consolidated entity by approximately $5.0 million.

VECTOR INTERSECT SECURITY ACQUISITION CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
September 30, 2008
Assuming Maximum Approval
(In Thousands)

	Vector	Cyalume	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current Assets
Cash	$87	$3,500	$58,708	a	$4,691
			20,161	b
			(40,227)	c
			(30,288)	d
			(2,250)	e
			(5,000)	m
Cash and cash equivalents, held in trust	58,708	—	(58,708)	a	—
Accounts receivable (net of allowance for doubtful accounts of $548)	—	4,460	—		4,460
Prepaid expenses	9	1,017	—		1,026
Inventories, net	—	11,135	—		11,135
Deferred income taxes	—	454	—		454
Total current assets	58,804	20,566	(57,604)		21,766
Deferred acquisition costs	275	—	(275)	e	—
Property, plant and equipment, net	—	10,354	—		10,354
Debt issue costs, net	—	311	(311)	c	—
Intangible assets, net	—	29,912	7,088	d	37,000
Goodwill	—	24,398	(24,398)	d	—
Other	—	3	—		3
Excess of purchase price over fair value of net assets acquired	—	—	60,165	d	60,165
Total assets	$59,079	$85,544	$(15,335)		$129,288
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$130	$2,295	$2,240	m	$4,665
Accrued liabilities	33	3,264	(1,819)	l	1,478
Accrued income taxes	—	—	—		—
Current maturities of long-term debt	55	3,154	(3,042)	c	167
Deferred underwriting costs	2,340	—	(2,340)	e	—
Total current liabilities	2,558	8,713	(4,961)		6,310
Long-term debt, non-current, net of discount	—	35,965	20,161	b	21,463
			(35,663)	c
			1,000	m
Asset retirement obligations	—	173	—		173
Deferred income taxes	—	5,906	—		5,906
Total liabilities	2,558	50,757	(19,463)		33,852
Common stock subject to possible redemption – 1,462,499 shares at $7.71 per share	11,276	—	(11,276)	f	—
Stockholders' equity:
Common stock	9	1	4	d	14
Additional paid-in capital	44,308	34,134	11,276	f	94,693
			13,215	d
			(8,240)	m
Retained earnings during the development stage	928	—	(928)	a	—
Accumulated other comprehensive income – foreign currency translation	—	1,098	(1,098)	d	—
Accumulated (deficit) earnings	—	(446)	446	d	729
			928	a
			(1,833)	c
			(185)	e
			1,819	l
Total stockholders' equity	45,245	34,787	15,404		84,160
Total liabilities and stockholders' equity	$59,079	$85,544	$(15,335)		$129,288

VECTOR INTERSECT SECURITY ACQUISITION CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
September 30, 2008
Assuming Minimum Approval
(In Thousands)

	Vector	Cyalume	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current Assets
Cash	$87	$3,500	$58,708	a	$4,672
			31,418	b
			(40,227)	c
			(30,288)	d
			(2,250)	e
			(11,276)	f1
			(5,000)	m
Cash and cash equivalents, held in trust	58,708	—	(58,708)	a	—
Accounts receivable (net of allowance for doubtful accounts of $548)	—	4,460	—		4,460
Prepaid expenses	9	1,017	—		1,026
Inventories, net	—	11,135	—		11,135
Deferred income taxes	—	454	—		454
Total current assets	58,804	20,566	(57,623)		21,747
Deferred acquisition costs	275	—	(275)	e	—
Property, plant and equipment, net	—	10,354	—		10,354
Debt issue costs, net	—	311	(311)	c	—
Intangible assets, net	—	29,912	7,088	d	37,000
Goodwill	—	24,398	(24,398)	d	—
Other	—	3	—		3
Excess of purchase price over fair value of net assets acquired	—	—	60,165		60,165
Total assets	$59,079	$85,544	$(15,354)		$129,269
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$130	$2,295	$2,240	m	$4,665
Accrued liabilities	33	3,264	(1,819)	l	1,478
Accrued income taxes	—	—	—		—
Current maturities of long-term debt	55	3,154	(3,042)	c	167
Deferred underwriting costs	2,340	—	(2,340)	e	—
Total current liabilities	2,558	8,713	(4,961)		6,310
Long-term debt, non-current, net of discount	—	35,965	31,418	b	32,720
			(35,663)	c
			1,000	m
Asset retirement obligations	—	173	—		173
Deferred income taxes	—	5,906	—		5,906
Total liabilities	2,558	50,757	(8,206)		45,109
Common stock subject to possible redemption -1,462,499 shares at $7.71 per share	11,276	—	(11,276)	f1	—
Stockholders' equity:
Common stock	9	1	4	d	14
Additional paid-in capital	44,308	34,134	13,215	d	83,417
			(8,240)	m
Retained earnings during the development stage	928	—	(928)	a	—
Accumulated other comprehensive income – foreign currency translation	—	1,098	(1,098)	d	—
Accumulated (deficit) earnings	—	(446)	446	d	729
			928	a
			(1,833)	c
			(185)	e
			1,819	l
Total stockholders' equity	45,245	34,787	4,128		84,160
Total liabilities and stockholders' equity	$59,079	$85,544	$(15,354)		$129,269

VECTOR INTERSECT SECURITY ACQUISITION CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
September 30, 2008
Assuming Maximum Approval
(In Thousands)

	Vector	Cyalume	Pro Forma Adjustments		Pro Forma Combined
Net revenues	$—	$31,686	$—		$31,686
Interest income	899	—	—		899
Cost of goods sold	—	15,201	—		15,201
Gross profit	899	16,485	—		17,384
Other revenues and (expenses):
Selling	—	2,532	—		2,532
General and administrative	637	4,504	—		5,141
Interest expense, net of interest income	4	3,715	1,156	g3	2,520
			(2,392)	h
			38	g5
Foreign currency loss, net	—	(75)	—		(75)
Restructuring charges and acquisition-related costs	—	1,888	(1,888)	l	—
Other income, net	—	(2,851)	—		(2,851)
Amortization of intangible assets	—	1,968	279	i	2,247
Total other expenses	641	11,681	(2,808)		9,514
Income before benefit from income taxes	258	4,804	2,808		7,870
Benefit (Provision) from income taxes	18	(1,754)	(1,018)	k	(2,754)
Net income	$276	$3,050	$1,789		$5,115
Net income attributable to common stockholders	$276	$3,050	$1,789		$5,115
Earnings per share:
Basic	$0.03				$0.35
Diluted	$0.02				$0.22
Weighted-average number of shares outstanding:
Basic	9,375,000	11,555,331		j	14,536,238
Diluted	11,896,460	11,555,331			23,717,488
Earnings per share exclusive of interest and shares subject to redemption:
Basic	$—	$—
Diluted	$—	$—
Weighted-average number of shares outstanding exclusive of shares subject to possible redemption:
Basic	7,912,551	—
Diluted	10,434,011	—

VECTOR INTERSECT SECURITY ACQUISITION CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
September 30, 2008
Assuming Minimum Approval
(In Thousands)

	Vector	Cyalume	Pro Forma Adjustments		Pro Forma Combined
Net revenues	$—	$31,686	$—		$31,686
Interest income	899	—	—		899
Cost of goods sold	—	15,201	—		15,201
Gross profit	899	16,485	—		17,384
Other revenues and (expenses):
Selling	—	2,532	—		2,532
General and administrative	637	4,504	—		5,141
Interest expense, net of interest income	4	3,715	1,785	g4	3,150
			(2,392)	h
			38	g5
Foreign currency loss, net	—	(75)	—		(75)
Restructuring charges and acquisition-related costs	—	1,888	(1,888)	l	—
Other income, net	—	(2,851)	—		(2,851)
Amortization of intangible assets	—	1,968	279	i	2,247
Total other expenses	641	11,681	(2,178)		10,144
Income before benefit from income taxes	258	4,804	2,178		7,240
Benefit (Provision) from income taxes	18	(1,754)	(798)	k	(2,534)
Net income	$276	$3,050	$1,380		$4,706
Net income attributable to common stockholders	$276	$3,050	$1,380		$4,706
Earnings per share:
Basic	$0.03				$0.36
Diluted	$0.02				$0.21
Weighted-average number of shares outstanding:
Basic	9,375,000	11,555,331		j	13,073,789
Diluted	11,896,460	11,555,331			22,255,039
Earnings per share exclusive of interest and shares subject to redemption:
Basic	$—	$—
Diluted	$—	$—
Weighted-average number of shares outstanding exclusive of shares subject to possible redemption:
Basic	7,912,551	—
Diluted	10,434,011	—

VECTOR INTERSECT SECURITY ACQUISITION CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
December 31, 2007
Assuming Maximum Approval
(In Thousands)

	Vector	Cyalume	Pro Forma Adjustments		Pro Forma Combined
Net revenues	$—	$39,026	$—		$39,026
Interest income	1,347	—	—		1,347
Cost of goods sold	—	19,072	—		19,072
Gross profit	1,347	19,954	—		21,301
Other revenues and (expenses):
Selling	—	3,412	—		3,412
General and administrative	448	7,814	—		8,262
Interest expense, net of interest income	15	6,366	2,007	g	2,797
			(5,641)	h
			50	g2
Foreign currency loss, net	—	180	—		180
Restructuring charges and acquisition-related costs	—	—	—		—
Other income, net	—	(723)	—		(723)
Amortization of intangible assets	—	2,612	372	i	2,984
Total other expenses	463	19,661	(3,212)		16,912
Income before benefit from income taxes	884	293	3,212		4,389
Benefit (Provision) from income taxes	(87)	(270)	(1,179)	k	(1,536)
Net income	$797	$23	$2,033		$2,853
Net income attributable to common stockholders	$797	$23	$2,033		$2,853
Earnings per share:
Basic	$0.11				$0.20
Diluted	$0.09				$0.12
Weighted-average number of shares outstanding:
Basic	6,912,329	11,555,331		j	14,536,238
Diluted	8,530,207	11,555,331			23,717,488
Earnings per share exclusive of interest and shares subject to redemption:
Basic	$—	$—
Diluted	$—	$—
Weighted-average number of shares outstanding exclusive of shares subject to possible redemption:
Basic	5,449,880	—
Diluted	7,067,758	—

VECTOR INTERSECT SECURITY ACQUISITION CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
December 31, 2007
Assuming Minimum Approval
(In Thousands)

	Vector	Cyalume	Pro Forma Adjustments		Pro Forma Combined
Net revenues	$—	$39,026	$—		$39,026
Interest income	1,347	—	—		1,347
Cost of goods sold	—	19,072	—		19,072
Gross profit	1,347	19,954	—		21,301
Other revenues and (expenses):
Selling	—	3,412	—		3,412
General and administrative	448	7,814	—		8,262
Interest expense, net of interest income	15	6,366	3,101	g1	3,891
			(5,641)	h
			50	g2
Foreign currency loss, net	—	180	—		180
Restructuring charges and acquisition-related costs	—	—	—		—
Other income, net	—	(723)	—		(723)
Amortization of intangible assets	—	2,612	372	i	2,984
Total other expenses	463	19,661	(2,118)		18,006
Income before benefit from income taxes	884	293	2,118		3,295
Benefit (Provision) from income taxes	(87)	(270)	(796)	k	(1,153)
Net income	$797	$23	$1,322		$2,142
Net income attributable to common stockholders	$797	$23	$1,322		$2,142
Earnings per share:
Basic	$0.11				$0.16
Diluted	$0.09				$0.10
Weighted-average number of shares outstanding:
Basic	6,912,329	11,555,331		j	13,073,789
Diluted	8,530,207	11,555,331			22,255,039
Earnings per share exclusive of interest and shares subject to redemption:
Basic	$—	$—
Diluted	$—	$—
Weighted-average number of shares outstanding exclusive of shares subject to possible redemption:
Basic	5,449,880	—
Diluted	7,067,758	—

NOTES TO UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In Thousands)

a.	To record the reclassification of funds held in trust by Vector to operating cash and Vector retained earnings to accumulated deficit at closing.
b.	To record loan required to fund acquisition including unamortized debt discount, and one year amortization of unamortized debt discount.
c.	To record extinguishment of Cyalume debt, including write-off of debt issuance costs and unamortized debt discounts.
d.	To record cash paid to Cyalume stockholders and related equity increase, removal of Cyalume goodwill, accumulated foreign currency translations and accumulated deficit, and to step-up the basis in the company's intangible assets including associated goodwill.

	Maximium Approval		Minimum Approval
Calculation of allocable purchase price:
Cash	$50,080		$38,823
Stock	47,129	(i)	47,129	(i)
New bank facility	20,661		31,918
Transaction costs yet to be paid	4,540		4,540
Total allocable purchase price	$122,410		$122,410
Estimated allocation of purchase price(ii):
Net assets acquired	$34,787		$34,787
Fair value adjustments to assets acquired/liabilities assumed:	(29,912)		(29,912)
Goodwill	(24,398)		(24,398)
Debt and related costs paid at closing	40,228		40,228
Closing costs paid at closing	4,540		4,540
Fair value of tangible assets acquired	25,245		25,245
Fair value of intangible assets acquired
Intangible assets:
Trade name(iii)	5,000		5,000
Customer relationships(iii)	23,000		23,000
Non-compete agreements(iii)	1,000		1,000
Developed technology(iii)	8,000		8,000
Excess of purchase price over fair value of assets acquired	60,165		60,165
Total allocable purchase price	$122,410	(ii)	$122,410	(ii)

(i)	As amended on October 22, 2008, 6,351,643 shares (initially 5,096,938 shares) of Vector common stock at a price per share of $7.42, which was the closing price of a share of Vector common stock on the OTC market on February 14, 2008, the date the transaction was announced.
(ii)	The purchase price allocation has not been finalized and is subject to change upon recording of actual transaction costs and completion of appraisals of tangible and intangible assets. The purchase price allocation will be finalized when all necessary information is obtained which is expected to occur within one year of the consummation of the transaction.
(iii)	For financial reporting purposes, it is required that purchasers allocate the total consideration paid in a business combination under purchase accounting to the fair value of the acquired company’s assets and liabilities. The purchase price should first be allocated to the current assets, but not in excess of their fair values and then to non-current assets, again not in excess of their fair values. If after allocation to non-current assets a portion of the purchase price remains unallocated, it is assigned to identifiable intangible

NOTES TO UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In Thousands)

assets and goodwill. Trade name, non-compete agreements, customer relationships, and developed technology were identified as intangible assets.

Trademark and trade name valuations were performed for Cyalume. The relief-from-royalty method was used to value the trademarks and trade names. This methodology utilizes market royalty rates and forecasted revenues to estimate royalty savings.

Customer relationships valuations were performed for Cyalume. The income approach was utilized to determine the fair value of customer relationships. This approach evaluates the present worth of the future economic benefits that accrue to the investors in a business. The present value of the expected future cash flows indicates the fair value of the asset.

Developed technology valuations were performed for Cyalume. The relief from royalty method, a variation of the income approach was utilized to determine fair market value. This methodology utilizes the present value of royalty streams to provide a useful indication of the fair value of the developed technology.

Covenants not to compete valuations were performed for Cyalume. The comparative business valuation method was used to determine fair market value. To determine the value, the firm compared the prospective cash flows estimated by management with the subject covenants in place vs. the prospective cash flows without the covenants to compete.

e.	To record transaction costs as period expenses. A portion of these costs may be capitalized to the extent they are related to the issuance of new equity shares. Since that portion has not been estimated at this time, it is shown as expense.
f.	Assuming maximum approval, to reclassify common stock subject to redemption to permanent equity.
f1.	Assuming minimum approval, to record funds paid to dissenting shareholders for outstanding shares.
g.	To record interest expense associated with the new debt structure, estimated at 9.72%, which would have been the average rate during 2007, resulting in interest expense of $2,007 for the year ended December 31, 2007. The proposed debt structure includes interest rate protection on 60% of the term loan and 100% of the commercial real estate mortgage which approximates 0.34% of the interest rate. If interest rates were to fluctuate by 1/8%, interest expense would be impacted by $26.
g1.	To record interest expense associated with the new debt structure, estimated at 9.72% which would have been the average rate during 2007, resulting in interest expense of $3,101 for the year ended December 31, 2007. The proposed debt structure includes interest rate protection on 60% of the term loan and 100% of the commercial real estate mortgage which approximates 0.34% of the interest rate. If interest rates were to fluctuate by 1/8%, interest expense would be impacted by $40.
g2.	To record first year amortization of unamortized debt discounts.
g3.	To record interest expense associated with the new debt structure, estimated at 7.46%, which would have been the average rate during the first nine months of 2008, resulting in interest expense of $1,156 for the nine months ended September 30, 2008. The proposed debt structure includes interest rate protection on 60% of the term loan and 100% of the commercial real estate mortgage which approximates 0.34% of the interest rate. If interest rates were to fluctuate by 1/8%, interest expense would be impacted by $19.
g4.	To record interest expense associated with the new debt structure, estimated at 7.46%, which would have been the average rate for the first nine months of 2008, resulting in interest expense of $1,785 for the nine months ended September 30, 2008. The proposed debt structure includes interest rate protection on 60% of the term loan and 100% of the commercial real estate mortgage which approximates 0.34% of the interest rate. If interest rates were to fluctuate by 1/8%, interest expense would be impacted by $30.
g5.	To record nine months of amortization of unamortized debt discounts.

NOTES TO UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In Thousands)

h.	Reflects the reduction in interest expense assuming the existing debt is paid off with the $38 million to $50 million cash raised during the sale.
i.	To record amortization of intangible assets recorded in the purchase price allocation. Tradenames are being amortized over an 18-year period. Non-compete agreements are being amortized over a 5-year period. Customer relationships are being amortized over a 16-year period. Developed technology is being amortized over an 11-year period.
j.	Pro forma net income per share was calculated by dividing pro forma net income by the weighted average number of shares outstanding as follows:

	Maximium Approval		Minimum Approval
Twelve months ended December 31, 2007:
Basic shares – Assuming initial public offering as of January 1, 2007	9,375,000		7,912,551
Shares issued in connection with the transaction	6,208,738	(iv)	6,208,738	(iv)
Shares retired in connection with the purchases made by the bridge loan, net	(1,460,000)		(1,460,000)
Shares issued in lieu of cash for fees payable	412,500		412,500
Basic shares – Total	14,536,238		13,073,789
Incremental shares on exercise of warrants	9,181,250	(v)	9,181,250	(v)
Diluted	23,717,488		22,255,039

(iv)	The pro forma shares do not reflect any shares that may be issued by Vector or returned by GMS in connection with the net working capital adjustment that is provided for in the Stock Purchase Agreement dated February 14, 2008, and amended October 22, 2008 as discussed throughout this proxy.
(v)	Pursuant to the agreement with the third-party lender described on pages 21 and 35 of the proxy statement, the lender has been issued 40,000 shares of the Company’s common stock and an additional 100,000 warrants to purchase shares of Vector common stock. These pro forma schedules assume that the proceeds of the loan will be used to purchase the Company’s common stock on the open market at or below $8.00 per share, which approximates the liquidation value of the cash in trust. Accordingly, repurchased shares are presumed to be cancelled. The 100,000 warrants have been included as incremental shares for the diluted calculation.
k.	The tax effect of pro forma adjustments have been computed using a 35% blended tax rate. It should be noted that Cyalume has net operating loss carryforwards available to off-set cash income taxes, subject to the limitations of IRC §382.
l.	Restructuring charges of approximately $1.2 million of severance costs for personnel departing the Company in conjunction with the planned acquisition by Vector, plus sale-related costs of approximately $0.7 million associated with the Vector acquisition, primarily for legal and consulting expenses incurred by the Company.
m.	To record transactions anticipated by utilization of the bridge loan facility. The bridge loan proceeds of $12.0 million will be used to purchase the Company's common stock on the open market at or below $8.00 per share. It is anticipated that an investor will purchase $5.0 million of the shares the Company purchases with the bridge loan proceeds. Available cash of the combined entity of $7.0 million will be used with the $5.0 million from the investor to repay the bridge loan at closing. In addition, it is anticipated that an affiliate of Vector's officers will contribute $1.0 million of subordinated debt and approximately $2.2 million of fees and expenses otherwise payable at closing, will be deferred as accounts payable of the combined entity.

NOTES TO UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In Thousands)

Revoking Your Proxy and Changing Your Vote.  If you have already voted or submitted your proxy card, you may revoke it or change your voting instructions at any time before the meeting by:

•	Sending another proxy card with a later date;
•	Notifying Vector Intersect Security Acquisition Corp., 65 Challenger Road, Ridgefield Park, NJ 07660, Attention: Yaron Eitan, in writing before the special meeting that you have revoked your proxy; or
•	Attending the special meeting, revoking your proxy and voting in person.

Please note that if your shares are held in “street name,” consult your broker for instructions on how to revoke your proxy or change your vote.

Except as described in this supplement all the disclosures in the proxy statement remain in effect.

If you would like additional copies of the proxy card, or if you have questions about the acquisition, you should contact:

Karen Smith
Advantage Proxy
24925 13th Place South
Des Moines, Washington 98198
206-870-8565